UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 8, 2009

NORDIC TURBINES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-141641	98-0536305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1694 Falmouth Road, Suite 147 Centerville, Massachusetts	02632-2933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 362-4420

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On September 4, 2009, Nordic Turbines, Inc. d.b.a. GC China Turbine Corp. (the “Company) appointed Mr. Hou Tie Xin, Ms. Qi Na and Mr. Xu Jia Rong to the Company’s board of directors.  Mr. Hou will be appointed as chairman of the board of directors.

Mr. Hou Tie Xin, 52, is the founder, Chairman of the Board and General Manager of Wuhan Guoce Electric Power New Technology Co., Ltd. (“Wuhan Guoce”) established in 1995.  Mr. Hou has overseen the acquisition of over ten subsidiaries and has been awarded the title of Outstanding Entrepreneur by the municipal government.  Mr. Hou is a nationally renowned power expert and is a professor of engineering. He has obtained more than 20 patents for his inventions in connection with his research and development of energy technology.  Mr. Hou is a member of the China Standardization Committee and an author of China’s Power Quality Standards.  He is also a member of the International Electrotechnical Commission (“IEC”) and attended the 2007 IEC Assembly in Tokyo as the leader of the Chinese delegation.   Mr. Hou obtained his Bachelor of Engineering degree in Power System and Automation from Wuhan University in 1982 and a Masters degree in Power Automation from Huazhong University of Science & Technology in 1990.

Ms. Qi Na, 53, has been General Manger of Wuhan Guoce Nordic New Energy Corp. since 2006.  From 2004, she was General Manager of Wuhan Guoce Power Investment Corp. as well as Vice General Manager of Wuhan Guoce Science & Tech Corp.  In 1999, Ms. Qi founded and was General Manager of Hubei Tai Kang engineering Tech Corp.  Prior to 1999, she worked in a variety of managerial roles at Hubei International Financial Technology Consultation Corp., Hubei Chang Jiang HePing Shi Ye Corp., and Wuhan Machine Bidding Corp. Ms. Qi obtained a Bachelor of Engineering degree specializing in Marine Power Plants from Shanghai Jiaotong University in 1978.

Mr. Xu Jia Rong, 46, currently serves as Executive Deputy General Manager of Wuhan Guoce Science & Tech Corp. and has served as Chief Engineer at Wuhan Guoce since 1996. From 1992 through 1996, Mr. Xu served as project leader at the Wuhan Hongshan Electrician Technical Research Institute. Prior to 1992, Mr. Xu taught at the Wuhan Water Conservation Electric Power Institute. Mr. Xu has extensive management experience, and is a power expert in research and development of substation automation and computer-based relay protection. He has published several technical journals and treatises which have earned him recognition as a leader in his field as well as several prestigious technical awards. Mr. Xu obtained a Bachelor of Engineering degree from Wuhan University in Hydraulics and Electrics in 1982 and a specialized Masters degree in Power System Automation from Wuhan Water Conservation Electric Power University in 1987.

Messrs. Hou and Rong and Ms. Qi are expected to be appointed to one or more committees of the board at future meetings, but currently serve on no committees.  Messrs. Hou and Rong and Ms. Qi have not previously held any positions with the Company and there have been no related party transactions between any of them and the Company.

These appointments are in furtherance of the objectives of the Company as part of a binding letter of intent with Wuhan Guoce Nordic New Energy Co. Ltd., a People’s Republic of China company (“GC Nordic”), and related parties whereby upon the close of a formal definitive share exchange agreement, the Company shall indirectly own all of the outstanding capital stock of GC Nordic.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 3, 2009, Nordic Turbines, Inc.’s (the “Company”) Board of Directors adopted an Amended and Restated Code of Ethical Conduct for the Company (the “Restated Code”).  The Restated Code provides comprehensive ethical standards for all employees, officers and directors.  The Restated Code is attached hereto as Exhibit 14.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description:
14.1	Amended and Restated Code of Ethical Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDIC TURBINES, INC.

Date: September 8, 2009	By:	/s/ Marcus Laun
Marcus Laun
Director